UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013 (February 13, 2013)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50,010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.08     Shareholder Director Nominations.

On February 13, 2013, the Board of Directors (the “Board”) of NewLink Genetics Corporation (the “Company”) approved May 9, 2013 as the date of the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Board also approved March 15, 2013 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.
Because the Annual Meeting will be held more than 30 days from the calendar date of the Company's 2012 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission and the bylaws of the Company listed in the Company's 2012 Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on September 21, 2012, are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no later than February 25, 2013. The Company intends to make its proxy materials available beginning on or about March 27, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 15, 2013

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer